EXHIBIT 99.1

FOR FURTHER INFORMATION AT THE COMPANY:

Irene Oh                                                      Emily Wang
Chief Financial Officer                              Media Relations
(626) 768-6360                                            (626) 768-6266

IRIS S. CHAN AND PAUL H. IRVING APPOINTED TO
BOARD OF DIRECTORS OF EAST WEST BANCORP AND EAST WEST BANK

Pasadena, CA – April 22, 2010 – East West Bancorp, Inc. (Nasdaq: EWBC), parent company of East West Bank, one of the nation's premier regional banks, appointed Iris S. Chan and Paul H. Irving to its Board of Directors.  Ms. Chan and Mr. Irving were also appointed to the Board of Directors of East West Bank.

"We are pleased that Ms. Chan and Mr. Irving have accepted this opportunity to join the East West family," said Dominic Ng, Chairman and Chief Executive Officer of East West.  "Iris and Paul each bring to our Board a deep and diverse understanding of the financial services industry.  We look forward to their guidance and influence as we expand our commercial banking platform to serve new markets domestically and abroad," continued Ng.

Ms. Chan spent over 20 years with Wells Fargo Bank in San Francisco and recently retired as the Head of the National Commercial Banking Group which serves middle market businesses across the United States.  As group head, she oversaw more than 90 commercial banking and loan production offices throughout the country and was in charge of industry specialty groups including government, education, non-profit, healthcare, technology, and waste and environmental management.  Additionally, Ms. Chan oversaw the National Correspondent Banking Group and Treasury Sales.  She served on the Board of Directors of Wells Fargo HSBC Trade Bank from 2003 to 2009 and was the national spokesperson for the Wells Fargo Asian Business Service Program for more than a decade.  Ms. Chan currently serves on the Board of Directors of the Asia Society and was twice named one of the "25 Most Powerful Women in Banking" by U.S. Banker Magazine.

Mr. Irving is an Advanced Leadership Fellow at Harvard University.  He previously served as Co-Chairman, Chief Executive and Managing Partner of Manatt, Phelps & Phillips, LLP and remains a Senior Advisor to the firm.  In his 25 years with the firm, Mr. Irving represented financial services, manufacturing, media and entertainment and professional services clients in mergers and acquisitions, capital markets activities, and governance and regulatory matters.  He also served on the firm's Board of Directors and as Chairman of the financial services group, compensation committee and recruiting committee.  Mr. Irving previously served as an Adjunct Professor at Loyola Law School, Los Angeles, was recognized by The Best Lawyers in America for more than ten years and was named a California Super Lawyer by Los Angeles Magazine.

About East West

East West Bancorp is a publicly owned company with $20.6 billion in assets and is traded on the Nasdaq Global Select Market under the symbol "EWBC". The Company's wholly owned subsidiary, East West Bank, is one of the largest independent commercial banks headquartered in California with more than 130 locations worldwide, including the U.S. markets of  California, New York, Georgia, Massachusetts, Texas and Washington. In Greater China, East West's presence includes a full service branch in Hong Kong and representative offices in Beijing, Shanghai, Shenzhen and Taipei.  Through a wholly-owned subsidiary bank, East West's presence in Greater China also includes full service branches in Shanghai and Shantou and representative offices in Beijing and Guangzhou. For more information on East West Bancorp, visit the Company's website at www.eastwestbank.com.

Forward-Looking Statements

This release may contain forward-looking statements, which are included in accordance with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and accordingly, the cautionary statements contained in East West Bancorp's Annual Report on Form 10-K for the year ended Dec. 31, 2009 (See Item I -- Business, and Item 7 -- Management's Discussion and Analysis of Consolidated Financial Condition and Results of Operations), and other filings with the Securities and Exchange Commission are incorporated herein by reference. These factors include, but are not limited to: the effect of interest rate and currency exchange fluctuations; competition in the financial services market for both deposits and loans; EWBC's ability to efficiently incorporate acquisitions into its operations; the ability of borrowers to perform as required under the terms of their loans; effect of additional provisions for loan losses; effect of any goodwill impairment, the ability of EWBC and its subsidiaries to increase its customer base; the effect of regulatory and legislative action, including California tax legislation and an announcement by the state's Franchise Tax Board regarding the taxation of Registered Investment Companies; and regional and general economic conditions. Actual results and performance in future periods may be materially different from any future results or performance suggested by the forward-looking statements in this release. Such forward-looking statements speak only as of the date of this release. East West expressly disclaims any obligation to update or revise any forward-looking statements found herein to reflect any changes in the Bank's expectations of results or any change in event.